Exhibit 3.6

BYLAWS

OF

NATIONSRENT COMPANIES, INC.

ARTICLE I
Offices

           1.   Business Offices. The Corporation may have one or more offices at such place or places as the Board of Directors may from time to time determine or as the business of the Corporation may require.

           2.   Registered Office. The registered office of the Corporation shall be as set forth in the Certificate of Incorporation, unless changed as provided by the provisions of the Delaware General Corporation Law, as it may be amended from time to time (the "DGCL").

ARTICLE II
Stockholders' Meetings

           1.   Annual Meetings. The annual meeting of stockholders for the election of directors to succeed those whose terms expire and for the transaction of such other business as may come before the meeting shall be held each year at a time and date chosen by the Board of Directors; provided, that such date shall not be more than 120 days after the last day of the Corporation's fiscal year nor more than 440 days after the date of the Corporation's last annual meeting, at the place of the meeting fixed by the Board of Directors, or, if not so fixed, at the Corporation's principal place of business. If the day so fixed for such annual meeting shall not be a business day or shall be a legal holiday at the place of the meeting, then such meeting shall be held on the next succeeding business day at the same hour.

           2.   Special Meetings. Special meetings of stockholders may be called at any time by the Board of Directors, the Chairman of the Board of Directors (as such term is defined in Section 1 of Article V) or by the President of the Corporation and shall be called by the President of the Corporation upon the written request (which shall state the purpose or purposes therefor) of the holders of shares representing not less than twenty-five percent (25%) of all votes entitled to be cast on any issue proposed to be considered at the meeting. The record date for determining the stockholders entitled to request a special meeting is the date of the earliest of any of the demands pursuant to which the meeting is called, or the date that is 60 days before the date on which the meeting is to be held, whichever is later. Business transacted at any special meeting of stockholders shall be limited to the purpose or purposes stated in the notice.

           3.   Places of Special Meetings. Special meetings of stockholders shall be held at such place or places, as may be determined by the Board of Directors and designated in the notice of the meeting, or, if no place is so determined and designated in the notice, the place of the stockholders' meetings shall be at the Corporation's principal place of business.

           4.   Notice of Meetings. Not less than 14 nor more than 60 days prior to each annual or special meeting of stockholders, written notice of the meeting shall be delivered to each stockholder entitled to vote at such meeting; provided, however, that if other or different notice is required by the DGCL, the provisions of the DGCL shall govern. Notices shall be delivered by (i) personal delivery, (ii) facsimile transmission, (iii) registered or certified mail, postage prepaid, return receipt requested; or (iv) nationally recognized overnight or other express courier services. All notices shall be effective and shall be deemed delivered (i) if by personal delivery, on the date of delivery if delivered during normal business hours of the recipient, and if not delivered during such normal business hours, on the next Business Day following delivery; (ii) if by facsimile transmission, on the next Business Day following dispatch of such facsimile; (iii) if by courier service, on the third Business Day after dispatch of a notice addressed to the stockholder at the address of such stockholder appearing in the stock transfer books of the Corporation and (iv) if by mail, on the date of receipt. If three (3) successive letters mailed to the last known address of any stockholder of record are returned as undeliverable, no further notices to such stockholder shall be necessary until another address for such stockholder is made known to the Corporation. The notice of any meeting shall state the place, day and hour of the meeting. The notice of a special meeting shall, in addition, state the meeting's purposes.

           5.   Stockholders List. A complete record of the stockholders entitled to vote at such meeting (or an adjourned meeting described in Section 9 of this Article II) arranged by voting groups and, within each voting group, in alphabetical order, showing the address of each stockholder and the number of shares registered in the name of each, shall be prepared by the officer or agent of the Corporation who has charge of the stock transfer books of the Corporation. The stockholders list shall be available for inspection by any stockholder beginning on the earlier of (10) days before the meeting or two (2) days after notice is given and continuing through the meeting and any adjournment thereof, subject to the requirements of the DGCL. Such record shall also be produced and kept at the time and place of the meeting during the whole time thereof and subject to inspection for any purpose germane to the meeting by any stockholder who may be present.

           6.   Organization. The Chairman of the Board of Directors or, in the Chairman's absence, the President (or, in the President's absence, any Vice President) shall call meetings of stockholders to order and act as chairperson of such meetings. In the absence of said officers, any stockholder entitled to vote at the meeting, or any proxy of any such stockholder, may call the meeting to order and a chairperson shall be elected by a majority of the stockholders present and entitled to vote at the meeting. The Secretary or any Assistant Secretary of the Corporation or any person appointed by the chairperson may act as secretary of such meetings.

           7.   Agenda and Procedure. The Board of Directors shall have the responsibility of establishing an agenda for each meeting of stockholders, subject to the rights of stockholders to raise matters for consideration which may otherwise properly be brought before the meeting although not included within the agenda. The chairperson shall be charged with the orderly conduct of all meetings of stockholders.

           8.   Quorum. Shares entitled to vote as a separate voting group may take action on a matter at a meeting only if a quorum of those shares exists with respect to that matter. Subject to Section 10(e) below, a majority of the votes entitled to be cast on the matter by the voting group constitutes a quorum of that voting group for action on that matter. In the absence of a quorum at any stockholder's meeting, a majority of the stockholders present in person or represented by proxy and entitled to vote at the meeting may adjourn the meeting from time to time for a period not to exceed 30 days from the original date of the meeting without further notice (except as provided in Section 9 of this Article II) until a quorum shall be present or represented.

           9.   Adjournment. When a meeting is for any reason adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting, any business may be transacted which might have been transacted at the original meeting. If the adjournment is for more than 30 days from the date of the original meeting, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

           10.   Voting.

                a.   Except as provided in the Certificate of Incorporation or the DGCL, at every meeting of stockholders, or with respect to corporate action which may be taken without a meeting, every stockholder shall be entitled to one vote for each share of stock having voting power held of record by such stockholder on the record date designated therefor pursuant to Section 3 of Article X of these Bylaws (or for the record date established pursuant to statute in the absence of such designation); provided, however, that the cumulative system of voting for the election of directors shall not be allowed.

                b.   A stockholder may vote the stockholder's shares in person or by proxy. A person may appoint a proxy in person or through an attorney-in-fact and such appointment may be transmitted by telegram, teletype, or other written statement of appointment permitted by the DGCL. The appointment is effective for eleven months unless a different period is expressly provided in the appointment form. An appointment shall be revocable unless coupled with an interest including the appointment of any of the following: (1) a pledgee; (2) a person who purchased or agreed to purchase the shares; (3) a creditor of the Corporation who extended credit to the Corporation under terms requiring the appointment; (4) an employee of the Corporation whose employment contract requires the appointment; or (5) a party to a voting trust, stockholders' or similar agreement.

                c.   The voting rights of fiduciaries, beneficiaries, pledgors, pledgees and joint, common and other multiple owners of shares of stock shall be as provided from time to time by the DGCL and any other applicable law.

                d.   Shares of the Corporation held of record by another corporation that are entitled to vote may be voted by such officer, agent or proxy as the bylaws of such other corporation may prescribe, or, in the absence of such provision, as the Board of Directors of such corporation may determine.

                e.   When a quorum is present at any meeting of stockholders, action on a matter by a voting group shall be approved if the shares entitled to vote are cast so that the votes cast within the voting group favoring the action exceed the votes cast opposing the action, unless the question is one upon which by express provision of a statute, or the Certificate of Incorporation, or these Bylaws, a different vote is required, in which case such express provision shall govern and control the decision on such question.

                f.   Voting by ballot shall not be required for corporate action except as otherwise provided by the DGCL.

           11.   Inspectors. The chairperson of the meeting may at any time appoint one or more inspectors to serve at a meeting of the stockholders. Such inspectors shall decide upon the qualifications of voters, including the validity of proxies, accept and count the votes for and against the questions presented, report the results of such votes, and subscribe and deliver to the secretary of the meeting a certificate stating the number of shares of stock issued and outstanding and entitled to vote thereon and the number of shares voted for and against the questions presented. The voting inspectors need not be stockholders of the Corporation, and any director or officer of the Corporation may be an inspector on any question other than a vote for or against such director's or officer's election to any position with the Corporation or on any other question in which such officer or director may be directly interested. Each inspector, if any, before entering upon the discharge of such person's duties, shall take and sign an oath faithfully to execute the duties of inspector at such meeting with strict impartiality and according to the best of his ability.

           12.   Meeting by Telecommunication. Any or all of the stockholders may participate in any annual or special stockholders' meeting by, or the meeting may be conducted through the use of, any means of communication by which all persons participating in the meeting may hear each other during the meeting. Any stockholder participating in a meeting by any such means of communication is deemed to be present in person at the meeting.

ARTICLE III
Board of Directors

           1.   Election and Tenure. The first Board of Directors shall be elected by the incorporator or incorporators and shall hold office until the first annual meeting of stockholders and until their successors have been elected and qualified or until their earlier resignation or removal. The business and affairs of the Corporation shall be managed by a Board of Directors who shall be elected at the annual meetings of stockholders or special meetings called for that purpose. In an election of directors, the number of candidates equaling the number of directors to be elected having the highest number of votes cast in favor of their election shall be elected to the Board of Directors. Each director shall be elected to serve and to hold office until the next succeeding annual meeting and until such director's successor shall be elected and shall qualify, or until such director's earlier death, resignation or removal.

           2.   Number and Qualification. Subject to any limitations set forth in the Corporation's Certificate of Incorporation, the exact number of Directors may be fixed, increased or decreased from time to time by resolution adopted by a vote of 75% of the Directors then in office, whether or not present at a meeting. Directors must be natural persons at least eighteen years of age but need not be stockholders.

           3.   Ex-officio Members. The Board of Directors may, from time to time, appoint additional persons to serve as ex-officio directors of the Corporation. Such ex-officio directors may be present at, and participate in, meetings of the Board of Directors, but shall have no voting rights and shall not be considered in the calculation of a quorum pursuant to Section 9 of this Article III. Failure to give notice to any ex-officio director pursuant to Section 8 of this Article III shall not affect the validity of any action taken by the Board of Directors.

           4.   Annual Meetings. On the same day each year as, and immediately following, the annual stockholders' meeting, the Board of Directors shall meet for the purpose of organization, election of officers and the transaction of any other business.

           5.   Regular Meetings. Regular meetings of the Board of Directors shall be held at least quarterly, at such time or times as may be determined by the Chairman of the Board of Directors and specified in the notice of such meetings.

           6.   Special Meetings. Special meetings may be called by the President or by any stockholder or group of stockholders owning greater than twenty-five percent (25%) of the total outstanding shares of the Corporation, and shall be called by the President or the Secretary on the written request of any two directors.

           7.   Place of Meetings. Except as specifically set forth otherwise herein, any meeting of the Board of Directors may be held at such place or places either as shall from time to time be determined by the Chairman of the Board of Directors and as shall be designated in the notice of the meeting.

           8.   Notice of Meetings. Notice of each meeting of directors, whether annual, regular or special, shall be given to each director. If such notice is given either (a) by personally delivering written notice to a director or (b) by personally telephoning such director, it shall be so given at least ten (10) days prior to the meeting. If such notice is given either (1) by depositing a written notice by overnight courier service, postage prepaid, or (2) by facsimile transmission, in all cases directed to such director at that person's residence or place of business, it shall be so given at least five (5) days prior to the meeting. The notice shall state the place, date and hour thereof, but need not, unless otherwise required by the DGCL, state the purposes of the meeting.

           9.   Quorum. A majority of the number of directors fixed by or in accordance with Section 2 of this Article III that are entitled to vote shall constitute a quorum at all meetings of the Board of Directors, except when a vacancy or vacancies prevents such majority, whereupon a majority of the Directors in office shall constitute a quorum, provided that such majority shall constitute at least one-third (1/3) of the whole Board. The vote of a majority of the directors present and entitled to vote at a meeting at which a quorum is present shall be the act of the Board of Directors, unless the express provision of a statute, the Certificate of Incorporation, or these Bylaws requires a different vote, in which case such express provision shall govern and control. In the absence of a quorum at any such meeting, a majority of the directors present and entitled to vote may adjourn the meeting from time to time without further notice, other than announcement at the meeting, until a quorum shall be present. As used in this Section, the phrase "whole Board" refers to the total number of Directors which the Corporation would have if there were no vacancies.

           10.   Organization. Agenda and Procedure. The directors shall choose a Chairman of the Board to preside over the meetings of the Board of Directors. The Secretary, any Assistant Secretary, or any other person appointed by the Chairman of the Board shall act as secretary of each meeting of the Board of Directors. The agenda of and procedure for such meetings shall be as determined by the Board of Directors.

           11.   Resignation. Any director of the Corporation may resign at any time by giving written notice of such director's resignation to the Board of Directors, the President, any Vice President or the Secretary of the Corporation. Such resignation shall take effect at the date of receipt of such notice or at any later time specified therein and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective, unless it so provides. A director who resigns may deliver to the Secretary of State for filing a statement to that effect.

           12.   Removal. Except as otherwise provided in the Certificate of Incorporation or in these Bylaws, (i) any director may be removed, either with or without cause, at any time, by the affirmative vote of the holders of a majority of the issued and outstanding shares of stock entitled to vote for the election of directors of the Corporation at a special meeting of the stockholders called and held for such purpose and (ii) a vacancy in the Board of Directors caused by any such removal shall be filled by the Board of Directors or the Corporation's stockholders, as provided in Section 13 of this Article III.

           13.   Vacancies. Except as provided in Section 12 of this Article III, any vacancy occurring for any reason in the Board of Directors may be filled by the affirmative vote of a majority of the directors then in office, though less than a quorum of the Board of Directors, or by an election by the stockholders. Any directorship to be filled by reason of an increase in the number of directors shall be filled by the affirmative vote of 66-2/3% of the directors then in office or by an election by the stockholders. A director elected to fill a vacancy shall be elected for the unexpired term of such director's predecessor in office and shall hold office until the expiration of such term and until a successor shall be elected and shall qualify or until such director's earlier death, resignation or removal. A director chosen to fill a position resulting from an increase in the number of directors shall hold office until the next annual meeting of stockholders and until a successor shall be elected and shall qualify, or until such director's earlier death, resignation or removal. If the vacant directorship was held by a director elected by a voting group of stockholders, the vacancy shall be filled by either the vote of the holders of shares of that voting group entitled to fill such vacancy or the majority vote of any remaining Directors elected by that voting group.

           14.   Committees. The Board of Directors, by resolution adopted by a majority of the number of directors fixed by or in accordance with Section 2 of this Article III, may designate from among its members one or more committees each of which, to the extent provided in the resolution and except as otherwise prescribed by statute, shall have and may exercise all of the authority of the Board of Directors in the management of the Corporation. Rules governing the procedures for meetings of committees shall be as established by the Board of Directors or by such committee. Notwithstanding the foregoing, no committee shall: (a) authorize distributions; (b) approve or propose to stockholders action that the DGCL requires to be approved by stockholders; (c) fill vacancies on the Board of Directors or on any of its committees; (d) amend the Corporation's Certificate of Incorporation; (e) adopt, amend, or repeal these Bylaws; (f) approve a plan of merger not requiring stockholder approval; (g) authorize or approve reacquisition of shares, except according to a formula or method prescribed by the Board of Directors; or (h) authorize or approve the issuance or sale of shares, or a contract for the sale of shares, or determine the designation and relative rights, preferences, and limitations of a class or series of shares; except that the Board of Directors may authorize a committee or an officer to do so within limits specifically prescribed by the Board of Directors.

           15.   Compensation of Directors. Each director shall be allowed such compensation, which may include stock options, stock appreciation rights, stock or restricted stock, for attendance at meetings of the Board of Directors or committees, as may be from time to time fixed by resolution of the Board of Directors, together with reimbursement for the reasonable and necessary expenses incurred by such director in connection with the performance of such director's duties (including, but not limited to, expenses incurred in attending meetings of the Board of Directors). Nothing herein contained shall be construed to preclude any director from serving the Corporation in any other capacity or any of its subsidiaries in any other capacity and receiving proper compensation therefor; provided, that, full-time employees of the Corporation or any of its subsidiaries shall not be compensated for their service, if any, as a director of the Corporation.

           16.   Super-Majority Actions.

                a.   Notwithstanding the foregoing, each of the following actions of the Board of Directors (each a "Significant Action"), shall require a vote of 66-2/3% of the Directors then in office:

(i) the approval of the Corporation's annual budget or the authorization of any corporate action that would reasonably result in a material deviation from such annual budget;

(ii) the approval of any annual or multi-year strategic plans of the Corporation.

                b.   Notwithstanding the foregoing, each of the following actions of the Board of Directors (each a "Major Action"), shall require a vote of 75% of the Directors then in office:

(i) the approval, or recommendation to stockholders, of any transaction, or series of related transactions, pursuant to which the Corporation (A) would consolidate with or merge with any other entity, (B) would transfer all or substantially all of its properties or assets to any other entity, (C) would effect a capital reorganization or reclassification of its common stock, or (D) would voluntarily or involuntarily dissolve, liquidate or wind-up;

(ii) the approval of any bona fide material capital raising transaction by the Corporation, including, but not limited to, the issuance by the Corporation of any capital stock or security convertible or exchangeable into any capital stock of the Corporation;

(iii) to enter into any material agreement, understanding, transaction or arrangement with any stockholder, officer or Director of the Corporation, or any Affiliate or "associate" of such persons (as such terms are defined in the rules and regulations promulgated under the Securities Act), other than for services as employees, officers or directors, or amend or modify such agreement, understanding, transaction or arrangement so entered into in accordance with this clause;

(iv) to commence any material litigation or settle any threatened or outstanding claim in connection with any material litigation; or

(v) to amend, modify, waive, supplement or extend any of the terms of the employment agreements for the Chief Executive Officer, President, any Executive Director or the Chief Financial Officer of the Corporation, or terminate any such officers, or finalize any severance arrangements in connection therewith.

ARTICLE IV
Waiver of Notice by Stockholders and Directors and Action
of Stockholders and Directors by Consent

           1.   Waiver of Notice. A stockholder may waive any notice required by the DGCL or by the Certificate of Incorporation or these Bylaws, and a director may waive any notice of a directors meeting, whether before or after the date or time stated in the notice as the date or time when any action will occur or has occurred. The waiver shall be in writing, be signed by the stockholder or director entitled to the notice, and be delivered to the Corporation for inclusion in the minutes or filing with the corporate records, but such delivery and filing shall not be conditions of the effectiveness of the waiver. Attendance of a stockholder or the attendance or participation by a director at a meeting (a) waives objection to lack of required notice or defective notice of the meeting, unless the stockholder at the beginning of the meeting, or the director, at the beginning of the meeting or promptly upon his or her later arrival, objects to holding the meeting or transacting business at the meeting because of lack of notice or defective notice, and, in the case of a director, does not thereafter vote for or assent to action taken at the meeting, and (b) waives objection to consideration of a particular matter at the meeting that is not within the purpose or purposes described in the meeting notice, or of a matter without special notice required by the DGCL, the Certificate of Incorporation, or these Bylaws, unless the stockholder or director objects to considering the matter when it is presented and, in the case of a director, does not thereafter vote for or assent to action taken at the meeting with respect to such purpose.

           2.   Action Without a Meeting.

                a.   Unless the Corporation's Certificate of Incorporation requires that such action be taken at a stockholders' meeting, any action required or allowed to be taken at an annual or special meeting of the stockholders of the Corporation may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered to the Corporation by delivery to its registered office in Delaware, its principal place of business, or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to the Corporation's registered office shall be by hand or by certified or registered mail, return receipt requested. Every written consent shall bear the date of signature of each stockholder who signs the consent and no written consent shall be effective to take the corporate action referred to therein unless, within sixty (60) days of the earliest dated consent delivered in the manner required by this Bylaw to the Corporation, written consents signed by a sufficient number of holders to take action are delivered to the Corporation by delivery to its registered office in Delaware, its principal place of business, or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Subject to the preceding sentence, such action shall be effective as of the time the last writing necessary to effect the action is received by the Corporation, unless all writings necessary to effect the action specify a later time, in which case the later time shall be the time of the action. The record date for determining stockholders entitled to take action without a meeting is the date upon which a writing upon which the action is to be taken is first received by the Corporation. Prompt notice of the taking of corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing and who, if the action had been taken at a meeting, would have been entitled to notice of the meeting if the record date for such meeting had been the date that written consents signed by a sufficient number of stockholders to take the action were delivered to the Corporation as provided in this Section.

                b.   Unless otherwise restricted by the Corporation's Certificate of Incorporation, any action required or permitted to be taken at any meeting of the Board of Directors, or any committee thereof may be taken without a meeting if all members of the Board of Directors or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board or committee. Such action shall be effective as of the time the last director signs a writing describing the action taken unless before such time the Secretary has received a written revocation of the consent of any other director, and any action so taken shall be effective at the time taken unless the directors specify a different effective time.

           3.   Meetings by Telecommunication. One or more members of the Board of Directors or any committee designated by the Board of Directors may hold or participate in a meeting of the Board of Directors or such committee through the use of any means of communication by which all persons participating can hear each other at the same time. Any director participating in a meeting by any such means of communication is deemed to be present in person at the meeting.

ARTICLE V
Officers

           1.   Election and Tenure. The officers of the Corporation shall consist initially of two (2) Co- Chairman of the Board (each of whom shall be a "Chairman"), a Chief Executive Officer, a President, a Chief Financial Officer, a Secretary, a Treasurer and two (2) Executive Directors, each of whom shall be appointed annually by the Board of Directors. The Board of Directors may also designate and appoint such other officers and assistant officers as may be deemed necessary. The Board of Directors may delegate to any such officer the power to appoint or remove subordinate officers, agents or employees. Any two or more offices may be held by the same person. Each officer so appointed shall continue in office until a successor shall be appointed and shall qualify, or until the officer's earlier death, resignation or removal. Each officer shall be a natural person who is eighteen years of age or older. When the term "Chairman" is used herein, such term shall refer to each Co-Chairman of the Board.

           2.   Resignation, Removal and Vacancies. Any officer may resign at any time by giving written notice of resignation to the Board of Directors or the President. Such resignation shall take effect when the notice is received by the Corporation unless the notice specifies a later date, and acceptance of the resignation shall not be necessary to render such resignation effective. Except as otherwise set forth in these By-laws, any officer may at any time be removed by the affirmative vote of a majority of the number of directors fixed by or in accordance with Section 2 of Article III of these Bylaws. If any office becomes vacant for any reason, the vacancy may be filled by the Board of Directors. An officer appointed to fill a vacancy shall be appointed for the unexpired term of such officer's predecessor in office and shall continue in office until a successor shall be elected or appointed and shall qualify, or until such officer's earlier death, resignation or removal. The appointment of an officer shall not itself create contract rights in favor of the officer, and the removal of an officer does not affect the officer's contract rights, if any. with the Corporation and the resignation of an officer does not affect the Corporation's contract rights, if any. with the officer.

           3.   Chairman of the Board. The Chairman of the Board shall preside over the meetings of the Board of Directors and have such powers and responsibilities as are incident thereto. However, the Chairman of the Board shall not have responsibility for the day-to-day business operations of the Corporation. When there are Co-Chairmen of the Board, such Co-Chairmen shall share such powers and responsibilities incident to the office of Chairman of the Board equally.

           4.   Chief Executive Officer. The Chief Executive Officer shall perform such duties and shall have such powers as may from time to time be assigned by the Board of Directors, and shall perform such duties and have such powers and responsibilities as are incident to the office of Chief Executive Officer. The Chief Executive Officer shall (i) preside at meetings of the stockholders; and, (ii) see that all orders and resolutions of the Board of Directors are carried into effect.

           5.   Executive Directors. There shall be one or more Executive Directors who shall perform such duties and shall have such powers as may from time to time be assigned by the Chief Executive Officer.

           6.   President. Unless otherwise determined by resolution of the Board of Directors, the Chief Executive Officer also shall be the President of the Corporation. The President (i) shall have general and active management of the business of the Corporation and preside over the day-to-day business operations of the Corporation; and (ii) perform all duties as may from time to time be assigned by the Board of Directors, if the Chief Executive Officer also is the President, or the Chief Executive Officer, if the Chief Executive Officer is not the President.

           7.   Chief Financial Officer. The Chief Financial Officer shall perform such duties and shall have such powers as may from time to time be assigned by (i) the Board of Directors, or (ii) if directed by the Board of Directors, the Chief Executive Officer, and shall perform such duties and have such powers and responsibilities as are incident to the office of Chief Financial Officer. In addition, the Chief Financial Officer shall have, along with the President, responsibility for the day-to-day business operations of the Corporation.

           8.   Vice Presidents. The Vice Presidents, if any, shall perform such duties and possess such powers as from time to time may be assigned to them by the Board of Directors or the President. In the absence of the President or in the event of the inability or refusal of the President to act, the Vice President (or in the event there be more than one Vice President, the Vice Presidents in the order designated by the Board of Directors, or in the absence of any designation, then in the order of the election or appointment of the Vice Presidents) shall perform the duties of the President and when so performing shall have all the powers of and be subject to all the restrictions upon the President.

           9.   Secretary. The Secretary shall perform such duties and shall have such powers as may from time to time be assigned by the Board of Directors or the President. In addition, the Secretary shall perform such duties and have such powers as are incident to the office of Secretary including, without limitation, the duty and power to give notice of all meetings of stockholders and the Board of Directors, the preparation and maintenance of minutes of the directors' and stockholders' meetings and other records and information required to be kept by the Corporation under Article X and for authenticating records of the Corporation, and to be custodian of the corporate seal and to affix and attest to the same on documents, the execution of which on behalf of the Corporation is authorized by these Bylaws or by the action of the Board of Directors.

           10.   Treasurer. The Treasurer shall perform such duties and shall have such powers as may from time to time be assigned by the Board of Directors or the President. In addition, the Treasurer shall perform such duties and have such powers as are incident to the office of Treasurer including, without limitation, the duty and power to keep and be responsible for all funds and securities of the Corporation, to deposit funds of the Corporation in depositories selected in accordance with these Bylaws, to disburse such funds as ordered by the Board of Directors, making proper accounts thereof, and to render as required by the Board of Directors statements of all such transactions as Treasurer and of the financial condition of the Corporation.

           11.   Assistant Secretaries and Assistant Treasurers. The Assistant Secretaries and Assistant Treasurers, if any, shall perform such duties as shall be assigned to them by the Secretary or the Treasurer, respectively, or by the President or the Board of Directors. In the absence, inability or refusal to act of the Secretary or the Treasurer, the Assistant Secretaries or Assistant Treasurers, respectively, in the order designated by the Board of Directors, or in the absence of any designation, then in the order of their election or appointment, shall perform the duties and exercise the powers of the Secretary or Treasurer, as the case may be.

           12.   Compensation. Officers of the Corporation shall be entitled to such salaries, emoluments, compensation or reimbursement as shall be fixed or allowed from time to time by the Board of Directors.

ARTICLE VI
Indemnification

           1.   Indemnification. All directors and officers of the Corporation shall be indemnified by the Corporation to the fullest extent permitted or required by the DGCL and as otherwise set forth in the Corporation's Certificate of Incorporation.

           2.   Insurance. The Corporation may purchase and maintain insurance on behalf of a person who is or was a director, officer, employee, fiduciary, or agent of the Corporation, or who, while a director, officer, employee, fiduciary, or agent of the Corporation, is or was serving at the request of the Corporation as a director, officer, partner, trustee, employee, fiduciary, or agent of another domestic or foreign corporation or other person or of an employee benefit plan, against liability asserted against or incurred by the person in that capacity or arising from his or her status as a director, officer, employee, fiduciary, or agent, whether or not the Corporation would have power to indemnify the person against the same liability under the DGCL. Any such insurance may be procured from any insurance company designated by the Board of Directors, whether such insurance company is formed under the laws of the state of Delaware or any other jurisdiction of the United States or elsewhere, including any insurance company in which the Corporation has an equity or any other interest through stock ownership or otherwise.

           3.   Expenses as a Witness. The Corporation may pay or reimburse expenses incurred by a director, officer, employee, fiduciary or agent in connection with an appearance as a witness in a proceeding at a time when he or she has not been made a named defendant or respondent in the proceeding.

           4.   Notice to Stockholders. If the Corporation indemnifies or advances expenses to a director under this Article in connection with a proceeding by or in the right of the Corporation, the Corporation shall give written notice of the indemnification or advance to the stockholders with or before the notice of the next stockholders meeting. If the next stockholder action is taken without a meeting at the instigation of the Board of Directors, such notice shall be given to the stockholders at or before the time the first stockholder signs a writing consenting to such action.

ARTICLE VII
Execution of Instruments; Loans; Checks and
Endorsements: Deposits: Proxies

           1.   Execution of Instruments. The President or any Vice President shall have the power to execute and deliver on behalf of and in the name of the Corporation any instrument requiring the signature of an officer of the Corporation, except as otherwise provided in these Bylaws or when the execution and delivery of the instrument shall be expressly delegated by the Board of Directors to some other officer or agent of the Corporation. Unless authorized to do so by these Bylaws or by the Board of Directors, no officer, agent or employee shall have any power or authority to bind the Corporation in any way, to pledge its credit or to render it liable pecuniarily for any purpose or in any amount.

           2.   Borrowing. No loan shall be contracted on behalf of the Corporation, and no evidence of indebtedness shall be issued, endorsed or accepted in its name, unless authorized by the Board of Directors, a committee designated by the Board of Directors or by officers authorized by the Board of Directors so to act. Such authority may be general or confined to specific instances. When so authorized, an officer may (a) effect loans at any time for the Corporation from any bank or other entity and for such loans may execute and deliver promissory notes or other evidences of indebtedness of the Corporation; and (b) mortgage, pledge or otherwise encumber any real or personal property, or any interest therein, owned or held by the Corporation as security for the payment of any loans or obligation of this Corporation, and to that end may execute and deliver for the Corporation such instruments as may be necessary or proper in connection with such transaction.

           3.   Checks and Endorsements. All checks, drafts or other orders for the payment of money, obligations, notes or other evidences of indebtedness, bills of lading, warehouse receipts. trade acceptances and other such instruments shall be signed or endorsed for the Corporation by such officers or agents of the Corporation as shall from time to time be determined by resolution of the Board of Directors, which resolution may provide for the use of facsimile signatures.

           4.   Deposits. All funds of the Corporation not otherwise employed shall be deposited from time to time to the Corporation's credit in such banks or other depositories as shall from time to time be determined by resolution of the Board of Directors, which resolution may specify the officers or agents of the Corporation who shall have the power. and the manner in which such power shall be exercised, to make such deposits and to endorse, assign and deliver for collection and deposit checks, drafts and other orders for the payment of money payable to the Corporation or its order.

           5.   Proxies. Unless otherwise provided by resolution adopted by the Board of Directors, the President or any Vice President: (a) may from time to time appoint one or more agents of the Corporation, in the name and on behalf of the Corporation, (i) to cast the votes which the Corporation may be entitled to cast as the holder of stock or other securities in any other corporation, association or other entity whose stock or other securities may be held by the Corporation, at meetings of the holders of the stock or other securities of such other corporation, association or other entity, or (ii) to consent in writing to any action by such other corporation, association or other entity; (b) may instruct the person so appointed as to the manner of casting such votes or giving such consent; and (c) may execute or cause to be executed in the name and on behalf of the Corporation and under its corporate seal, or otherwise, all such written proxies or other instruments as may be deemed necessary or proper.

ARTICLE VIII
Shares of Stock

           1.   Certificates of Stock. The shares of the Corporation may, but need not, be represented by certificates. Unless the DGCL or another law expressly provides otherwise, the fact that the shares are not represented by certificates shall have no effect on the rights and obligations of stockholders. If the shares are represented by certificates, such certificates shall be signed by the President and the Secretary or Treasurer or such other representatives of the Corporation as are designated by the Board of Directors; provided, however, that where such certificate is signed or countersigned by a transfer agent or registrar (both of which may be the Corporation itself or any employee of the Corporation) the signatures of such officers of the Corporation may be in facsimile form. In case any officer of the Corporation who shall have signed, or whose facsimile signature shall have been placed on, any certificate shall cease for any reason to be such officer before such certificate shall have been issued or delivered by the Corporation, such certificate may nevertheless be issued and delivered by the Corporation as though the person who signed such certificate, or whose facsimile signature shall have been placed thereon, had not ceased to be such officer of the Corporation. Every certificate representing shares issued by the Corporation shall state the number of shares owned by the holder in the Corporation, shall designate the class of stock to which such shares belong, and shall otherwise be in such form as is required by law and as the Board of Directors shall prescribe.

           2.   Shares Without Certificates. The Board of Directors may authorize the issuance of any class or series of shares of the Corporation without certificates. Such authorization shall not affect shares already represented by certificates until they are surrendered to the Corporation. Within a reasonable time following the issue or transfer of shares without certificates, the Corporation shall send the stockholder a complete written statement of the information required on certificates by the DGCL.

           3.   Fractional Share Interests. The Corporation may, but shall not be required to, issue fractions of a share.

           4.   Record. A record shall be kept of the name of each person or entity holding the stock represented by each certificate for shares of the Corporation issued, the number of shares represented by each such certificate, the date thereof and, in the case of cancellation, the date of cancellation. The person or other entity in whose name shares of stock stand on the books of the Corporation shall be deemed the owner thereof, and thus a holder of record of such shares of stock, for all purposes as regards the Corporation.

           5.   Transfer of Stock. Transfers of shares of the stock of the Corporation shall be made only on the books of the Corporation by the registered holder thereof, or by such registered holder's attorney thereunto authorized, and on the surrender of the certificate or certificates for such shares properly endorsed. The books of the Corporation shall be the only evidence as to who are the stockholders entitled to examine the stock ledger, the stockholders list required by Section 5 of Article II or the books of the Corporation, or to vote at any meeting of stockholders.

           6.   Transfer Agents and Registrars: Regulations. The Board of Directors may appoint one or more transfer agents or registrars with respect to shares of the stock of the Corporation. The Board of Directors may make such rules and regulations as it may deem expedient and as are not inconsistent with these Bylaws, concerning the issue, transfer and registration of certificates for shares of the stock of the Corporation.

           7.   Lost, Destroyed or Mutilated Certificates. In case of the alleged loss, destruction or mutilation of a certificate representing stock of the Corporation, a new certificate may be issued in place thereof, in such manner and upon such terms and conditions as the Board of Directors may prescribe, and shall be issued in such situations as required by the DGCL.

ARTICLE IX
Miscellaneous

           1.   Fiscal Year. The fiscal year of the Corporation shall be the year established by the Board of Directors.

           2.   Seal. The Corporation may have a corporate seal which shall have the name of the Corporation inscribed thereon and shall be in such form as may be approved from time to time by the Board of Directors. The corporate seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any other manner reproduced.

           3.   Interested Directors. No contract or transaction between the Corporation and one or more of its directors or officers, or between the Corporation and any other corporation, partnership, association or other organization in which one or more of its directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the Board of Directors or committee thereof which authorizes the contract or transaction, or solely because his or her or their votes are counted for such purpose, if: (1) the material facts as to his or her relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the Board of Directors or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or (2) the material facts as to his or her relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or (3) the contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified, by the Board of Directors, a committee thereof or the stockholders. Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorizes the contract or transaction.

ARTICLE X
Corporate Books and Records

           1.   Corporate Books. The books and records of the Corporation may be kept at such place or places as may be from time to time designated by the Board of Directors.

           2.   Addresses of Stockholders. Each stockholder shall furnish to the Secretary of the Corporation or the Corporation's transfer agent an address to which notices from the Corporation, including notices of meetings, may be directed and if any stockholder shall fall so to designate such an address, it shall be sufficient for any such notice to be directed to such stockholder at such stockholder's address last known to the Secretary or transfer agent.

           3.   Fixing Record Date. The Board of Directors may fix in advance a date as a record date for the determination of the stockholders (a) entitled to a notice of or to vote at any meeting of stockholders or any adjournment thereof or to express consent (or dissent) to corporate action in writing without a meeting, or (b) entitled to receive payment of any dividend or other distribution or allotment of rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action. Such record date shall not be more than 60 nor less than 10 days before the date of such meeting, nor more than 10 days prior to any other action to which the same relates. Only such stockholders as shall be stockholders of record on the date so fixed shall be so entitled with respect to the matter to which the same relates. If the Board of Directors shall not fix a record date as above provided in clause (a), then the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. If the Board of Directors shall not fix a record date as above provided in clause (b), then the record date shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

           4.   Distribution of Financial Statements. Upon the written request of any stockholder of the Corporation, the Corporation shall mail to such stockholder its last annual financial statement.

           5.   Audits of Books and Accounts. The Corporation's books and accounts shall be audited at such times and by such auditors as shall be specified and designated by unanimous resolution of the Board of Directors.

ARTICLE XI
Amendments

           Unless the Certificate of Incorporation or a particular Bylaw reserves the right to amend the Bylaw to the stockholders, and subject to repeal or change by action of the stockholders, the Board of Directors may from time to time adopt, amend or repeal the By-laws, by vote of two-thirds of the Directors then in office; provided, however, that any By-law adopted or amended by the Board of Directors may be amended or repealed, and any By-law may be adopted or amended by a vote of the stockholders having at least two-thirds of (i) the aggregate voting power of the then issued and outstanding shares of voting capital stock of the Corporation and (ii) the outstanding shares of the common stock of the Corporation unless such By-law relates to an action which requires a higher super-majority vote of the Directors, in which case the same higher super-majority vote of Directors or stockholders, as the case may be, shall be required to adopt or amend such By-law.